EXHIBIT 10.1


                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT, dated as of January 26, 2001, is by and among HYDROX SALES CORP., a Delaware corporation (the "Company"); CARCORP USA, INC., a Florida corporation ("CARCORP"); and the shareholders of CARCORP listed on the signatures page (the "Sellers").

                              W I T N E S S E T H:

         WHEREAS, the Sellers own 100% of the shares of common stock of CARCORP, in the denominations as set forth opposite their respective names on Schedule I to this Agreement which shares constitute all of the issued and outstanding shares of capital stock of CARCORP (the "CARCORP Shares"); and

         WHEREAS, the Company desires to acquire from the Sellers, and the Sellers desire to sell to the Company, all of the CARCORP Shares in exchange for the issuance by the Company of an aggregate of - Twenty Two Million, Six Hundred Four Thousand, One Hundred Thirty Two (22,604,132) post reverse-split shares (the "Company Shares") of the Company's common stock, par value $0.001 per share (the "Company Common Stock"), on the terms and conditions set forth below; and

         WHEREAS, the Shareholders of the Company will benefit from the transactions contemplated herein, and

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                               EXCHANGE OF SHARES

         1.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

                  (a) the Company shall issue and deliver to each of the Sellers the number of authorized but unissued shares of Company Common Stock set forth opposite such Seller's name set forth on Schedule I hereto, and

                  (b) each Seller agrees to deliver to the Company, the number of authorized and issued shares of Common Stock, par value $1.00 per share, of CARCORP USA, INC. set forth opposite such Seller's name on Schedule I hereto along with an appropriately executed stock power endorsed in favor of the Company; and

                  (c) the Company currently has Five Million, Six Hundred Fifty One Thousand, Thirty Three (5,651,033) shares of its $0.001 par value post-reverse split common stock issued and outstanding. After giving effect to the exchange of shares herein, the Company shall have Twenty Eight Million, Two Hundred Fifty Five Thousand, One Hundred Sixty Five (28,255,165) post reverse-split common stock shares issued and outstanding.


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         1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of CARCORP USA, INC. on May 1, 200l (the "Closing Date") at 1:00 P.M., or at such other place as the Company and the Sellers may agree.


                                   ARTICLE II
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

         The Company represents and warrants, to the best of its knowledge, to each of the Sellers that now and/or as of the Closing:

         2.1 Due Organization and Qualification; Subsidiaries; Due
Authorization.

         (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole.

         (b) The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

         (c) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.


         2.2 No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or Bylaws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

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

         2.3 Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of One Hundred Million (100,000,000) shares of Common Stock of which Five Million, Sixty Hundred Fifty One Thousand, Thirty Three (5,651,033) shares of $0,001 par value Common Stock are issued and outstanding as of the date hereof. All of the outstanding shares of Common Stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and non-assessable, and have not been or, with respect to the Company Shares, will not be issued in violation of any preemptive right of stockholders. The Company Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock. The Company has not granted registration rights to any person.

         2.4 Financial Statements. Exhibit 2.4-EX to the Disclosure Schedule contains copies of the consolidated balance sheets of the Company at March 10, 1999 and from inception on February 5, 1999, and the related statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, as audited by Rotenberg & Company, LLP, certified public accountants (all such statements being the "Company Financial Statements"). . The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

         2.5 Further Financial Matters. The Company does not have any liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Financial Statements.

         2.6 Taxes. The Company has filed all United States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. No tax return or tax return liability of the Company has been audited or, presently under audit. The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Company, threatened, against the Company for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Financial Statements.


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

         2.7 Indebtedness; Contracts; No Defaults.

         (a) Item 2.7 of the Disclosure Schedule sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company or any Subsidiary is a party (collectively, the "Operating Agreements").

         (b) Except as disclosed in Item 2.7 of the Disclosure Schedule, neither the Company, any Subsidiary, nor, to the Company's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by the Company or, to the knowledge of the Company, any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

         2.8 Personal Property. The Company has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the Financial Statements that have not been disposed of in the ordinary course of business and such property is free and clear of all Liens or mortgages.

         2.9 Real Property. Item 2.9 of the Disclosure Schedule sets forth a true and complete list of all real property owned by, or leased or subleased by or to, the Company.

         2.10 Compliance with Law. The Company is not conducting its respective business or affairs in violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

         (b) The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company or any Subsidiary under any environmental laws.

         2.11 Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. The Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

         2.12 Ordinary Course. The Company has conducted its business, maintained its real property and equipment and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course.

         2.13 No Adverse Changes. There have not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of the Company as reflected in the Financial Statements, (b) any material loss sustained by the Company, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of the Company's business, or (c) to the best knowledge of the Company, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of the Company.

         2.14 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company ; and (c) the Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         2.15 Insurance. The Company does not currently maintain any form of insurance.

         2.16 Certificate of Incorporation and By-laws; Minute Books. The copies of the Certificate of Incorporation and Bylaws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company contains true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Company are true, correct and complete.

         2.17 Employee Benefit Plans. The Company does not maintain, nor has the Company maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

         2.18 Patents; Trademarks and Intellectual Property Rights. The Company does not own or possesses any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

         2.19 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the Sellers without the intervention of any Person on behalf of the Company in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

         2.20 Affiliate Transactions. Except as disclosed in Item 2.20 of the Disclosure Schedule neither the Company nor any officer, director or employee of the Company (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Sellers to any liability or obligation from and after the Closing Date.


         2.21 Trading. The Company Common Stock is currently not listed for trading on the OTC Bulletin Board or any regional or national exchange, and the Company has received no notice that its Common Stock is being listed on any exchange.

         2.22. Compliance. The Company has yet to file its Form 10SB and is presently not a reporting company.

         2.23. Filings. None of the filings made by the Company under the Securities Act make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each of the Sellers represents and warrants, jointly and severally to the Company that now and/or as of the Closing:

         3.1 Due Organization and Qualification; Subsidiaries; Due
Authorization.

         (a) CARCORP and each Subsidiary of CARCORP is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. CARCORP and each Subsidiary is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of CARCORP and its Subsidiaries taken as a whole.

         (b) CARCORP does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than those (each, a "Subsidiary" and together, the "Subsidiaries") set forth in Item 2.1 of the Disclosure Schedule of even date herewith, which accompanies this Agreement and is incorporated herein by reference (the "Disclosure Schedule"). Except as set forth in Item 2.1 of the Disclosure Schedule, each Subsidiary is wholly owned by CARCORP, all the outstanding shares of capital stock of each Subsidiary are owned free and clear of all Liens (as hereinafter defined), there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling any Subsidiary to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of any Subsidiary.

         (c) Each of the Sellers has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Each of the Sellers has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of each of the Sellers, enforceable against each of the Sellers.

         3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by each of the Sellers and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of CARCORP or the governing documents of any Seller, if applicable, or (b) with or without the giving of notice or the passage of time,
(i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which CARCORP, any of the Subsidiaries or any Seller is a party or by which CARCORP, any of the Subsidiaries or any Seller or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which CARCORP, any of the Subsidiaries or any Seller or any of their respective assets are subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any of the assets of CARCORP or any of the Subsidiaries, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which CARCORP or any of the Subsidiaries is a party or by which CARCORP or any of the Subsidiaries or any of their respective assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, or any of the Subsidiaries is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         3.3 Capitalization. The authorized capital stock of CARCORP immediately prior to giving effect to the transactions contemplated hereby consists of 100 shares of Common Stock, par value BLANK per share of which as of the date hereof 100 shares of Common Stock are issued and outstanding. Set forth in Item 2.3 of the Disclosure Schedule is a list of all Stockholders of CARCORP, setting forth their names, addresses and number of shares owned. All of the outstanding shares of CARCORP Common Stock are, and CARCORP Shares when transferred in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and non-assessable, and have not been or, with respect to CARCORP Shares, will not be transferred in violation of any rights of third parties. The CARCORP Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling CARCORP to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock.

         3.4 Financial Statements. Exhibit 2 to the Disclosure Schedule contains copies of the consolidated balance sheets of CARCORP at 12/31/00, and the related statements of operations, stockholders' equity and cash flows for the period then ended, including the notes thereto, as audited by Merdinger, Fruchter, Rosen & Corso, P.C., certified public accountants (all such statements being the "CARCORP" Financial Statements"). Such financial statements indicate that CARCORP has gross sales and net profits in excess of $15,000,000 and $150,000 respectively. The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of CARCORP as of the dates and for the periods indicated. The books of account and other financial records of CARCORP have been maintained in accordance with good business practices.

         3.5 Further Financial Matters. Except as set forth in Item 3.5 to the Disclosure Schedule, neither CARCORP nor any of the Subsidiaries has any material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Financial Statements.

         3.6 Taxes. Except as indicated in Item 3.6 of the Disclosure Schedule, each of CARCORP - and the Subsidiaries has filed all United States federal, state, county, local and foreign national, provincial and local tax returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of CARCORP and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by CARCORP or a Subsidiary, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in 3.6 of the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated in Item 3.6 of the Disclosure Schedule, no tax return or tax return liability of CARCORP or any Subsidiary has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Item 3.6 of the Disclosure Schedule, neither CARCORP nor any Subsidiary has given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of CARCORP, threatened, against CARCORP or any Subsidiary for past due Taxes. Except as indicated in Item 3.6 of the Disclosure Statement, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of CARCORP and each Subsidiary, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of CARCORP and in the Financial Statements.

         3.7 Indebtedness; Contracts; No Defaults.

         (a) Item 3.7 of the Disclosure Schedule sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which CARCORP or any Subsidiary is a party (collectively, the "CARCORP" Operating Agreements"). An agreement shall not be considered material for the purposes of this Section 3.7(a) if it provides for expenditures or receipts of less than $10,000 and has been entered into by CARCORP or a Subsidiary in the ordinary course of business. The CARCORP Operating Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the business of CARCORP and the Subsidiaries or which have a material effect thereon. Copies of all such material written CARCORP Operating Agreements have previously been delivered or otherwise made available to the Company and such copies are true, complete and correct as of the date hereof.

         (b) Except as disclosed in Item 3.7 of the Disclosure Schedule, neither CARCORP, any Subsidiary, nor, to CARCORP's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which CARCORP or any Subsidiary is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by CARCORP or any Subsidiary or, to the knowledge of CARCORP, any other person or entity. Neither CARCORP nor any Subsidiary has received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

         3.8 Personal Property. Except as set forth in Item 3.8 of the Disclosure Schedule, each of and the Subsidiaries has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the Financial Statements that have not been disposed of in the ordinary course of business since the date of the last financial statement are free and clear of all Liens or mortgages, except for any Lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws.

         3.9 Real Property. (a) Item 3.9 of the Disclosure Schedule sets forth a true and complete list of all real property owned by, or leased or subleased by or to, CARCORP and its Subsidiaries (the "CARCORP" Real Property").

         (b) Except as set forth in Item 3.9 of the Disclosure Statement, each lease to which CARCORP is a party is valid, binding and in full force and effect with respect to CARCORP or a Subsidiary, as the case may be, and, to the knowledge of CARCORP, all other parties thereto; no notice of default or termination under any such lease is outstanding.

         3.10 Compliance with Law. (a) Except as set forth in Item 3.10 of the Disclosure Schedule, neither CARCORP nor any Subsidiary is conducting its respective business or affairs in material violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. Neither CARCORP nor any Subsidiary has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

         (b) Each of CARCORP and the Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of, CARCORP threatened against CARCORP or any of the Subsidiaries that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that CARCORP has reason to believe are likely to give rise to any material liability or other obligations of CARCORP or any Subsidiary under any environmental laws.

         3.11 Permits and Licenses. Except as set forth in Item 3.11 of the Disclosure Schedule, each of CARCORP and the Subsidiaries has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. Except as set forth in Item 3.11 of the Disclosure Schedule, as of the date hereof, neither CARCORP nor any Subsidiary has received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

         3.12 Ordinary Course. Except as set forth in Item 3.12 of the Disclosure Schedule, since - BLANK -, each of CARCORP and the Subsidiaries has conducted its business, maintained its real property and equipment and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course; it being understood and acknowledged that CARCORP has been substantially increasing its operations for some time.

         3.13 No Adverse Changes. Except as set forth in Item 3.13 of the Disclosure Schedule, since December 1, 2000, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of CARCORP and the Subsidiaries as reflected in the Financial Statements, (b) any material loss sustained by CARCORP or any Subsidiary, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of CARCORP's or any Subsidiary's business, or (c) to the best knowledge of CARCORP, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of CARCORP or any Subsidiary; it being understood and acknowledged that CARCORP has been substantially increasing its operations for some time.

         3.14 Litigation. (a) Except as set forth in Item 3.14 of the Disclosure Schedule, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of CARCORP, threatened, against or affecting the business of CARCORP or any Subsidiary, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of CARCORP, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of CARCORP or any Subsidiary and
(c) neither CARCORP nor any Subsidiary has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         3.15 Insurance. CARCORP and the Subsidiaries maintain insurance against all risks customarily insured against by companies in its industry. All such policies are in full force and effect, and neither CARCORP nor any Subsidiary has received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any insurance policy issued to CARCORP.

         3.16 Certificate of Incorporation and By-laws; Minute Books. The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of CARCORP and each Subsidiary, and all amendments to each are true, correct and complete. The minute books of CARCORP and each Subsidiary contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of CARCORP and each Subsidiary are true, correct and complete.

         3.17 Employee Benefit Plans. Except as set forth in Item 3.17 of the Disclosure Schedule, neither CARCORP nor any Subsidiary maintains, nor has CARCORP or any Subsidiary maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the "ERISA"), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of CARCORP or any Subsidiary, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with CARCORP, any Subsidiary or any entity required to be aggregated in a controlled group or affiliated service group with CARCORP for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("CARCORP" Benefit Plans").

         3.18 Patents; Trademarks and Intellectual Property Rights. Each of CARCORP and the Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, internet web site(s) proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and neither CARCORP nor any Subsidiary is bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

         3.19 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by CARCORP directly with the Sellers without the intervention of any Person on behalf of in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

         3.20 Subsidiaries. Item 3.20 of the Disclosure Statements sets forth all the Subsidiaries of . All the outstanding shares of capital stock of, or other equity interests in, each such subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by CARCORP, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Each Subsidiary of CARCORP is wholly owned by CARCORP.

         3.21 Purchase for Investment.

         (a) Such Seller is acquiring the Company Shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

         (b) Such Seller understands that the Company Shares are not registered under the Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Seller's representations set forth herein. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

         3.22 Investment Experience. Such Seller acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares.

         3.23 Information. The Sellers have carefully reviewed such information, as each Seller deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each Seller, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Seller has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Sellers. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each of the Sellers has relied in making an exchange of the CARCORP Shares for the Company Shares.

         3.24 Restricted Securities. Such Seller understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. Such Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

                                   ARTICLE IV

                                 INDEMNIFICATION

         4.1 Indemnity of the Company. The Company agree to defend, indemnify and hold harmless each Seller from and against, and to reimburse each Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by such Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

         4.2 Indemnity of the Sellers. Each of the Sellers agrees to jointly and severally defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the Sellers or in any document or certificate delivered by the Sellers pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

         4.3 Indemnification Procedure.

         A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                                    ARTICLE V

                                   DELIVERIES

         5.1 Items to be delivered to CARCORP prior to or at Closing by the Company.

     (a) articles of incorporation and amendments thereto, bylaws and amendments thereto, certificate of good standing in the Company's state of incorporation;
     (b) all applicable schedules hereto;
     (c) all minutes and resolutions of board of director and shareholder meetings in possession of the Company;
     (d) shareholder list;
     (e) all financial statements and tax returns in possession of the Company;
     (f) copies of all SEC filings; if any,
     (g) resolution from the Company's current directors appointing designees of CARCORP to the Company's Board of Directors;
     (h) letters of resignation from the Company's current officers and directors to be effective upon Closing and after the appointments described in this section;
     (i) certificates representing Companies post reverse split shares of the Company's $0.001 par value common stock issued in the denominations as set forth opposite their respective names on Schedule I to this Agreement, duly authorized, validly issued, fully paid for and non-assessable;
     (j) copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;
     (k) any other document reasonably requested by CARCORP that it deems necessary for the consummation of this transaction

         5.2 Items to be delivered to the Company prior to or at Closing by CARCORP.

     (a) articles of incorporation and amendments thereto, bylaws and amendments thereto, certificate of good standing in CARCORP'S state of incorporation;
     (b) all applicable schedules hereto;
     (c) all minutes and resolutions of board of director and shareholder meetings in possession of the CARCORP;
     (d) shareholder list;
     (e) all financial statements and tax returns in possession of the CARCORP;
     (f) resolution from CARCORP current directors appointing designees of CARCORP to the Company's Board of Directors;
     (g) certificates representing 100% of CARCORP'S common stock as set forth opposite their respective names on Schedule I to this Agreement, duly authorized, validly issued, fully paid for and non-assessable;
     (h) copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;
     (i) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction



                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time;

         (b) That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

         (c) That the Parties shall be satisfied with the results of their due diligence and review of the other books and records.

         6.2 Conditions to Obligations of Sellers. The obligations of Seller shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

         (a) Sellers shall have paid all of the costs and expenses of the Company and themselves associated with the acquisition of the CARCORP Shares by the Company;

         (b) As of the Closing, the Company shall have no assets and no liabilities whatsoever, contingent or otherwise.

         6.3 Conditions to the Obligations of Company. The obligations of the Company shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

         (1) Sellers agreeing to employ the Company certified public accountants for one (1) year after closing and retain the Transfer Agent of the Company for a like period..

         (2) Sellers shall cooperate with the current Shareholders of the Company in removing restrictions from current Shareholder Shares when minimum holding periods have passed.

         (3) CARCORP shall immediately be audited and show gross assets of no less than Four Million Dollars ($4,000,000) and net assets of no less than Two Million Dollars ($2,000,000).

                                   ARTICLE VII

                                   TERMINATION


         7.1 Termination. This Agreement may be terminated at any time before or, at Closing, by: (a) The mutual agreement of the Constituent Parties;

         (b)      Any party if:

                  (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

                  (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

                  (iii) The conditions precedence to Closing are not satisfied.

         (c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Survival of Representations, Warranties and Agreements. All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         8.2 Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

         8.3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

         8.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

                           If to the Company:

                           Hydrox Sales Corp.
                           C/O Allen L. Burditt, II
                           5901-J Wyoming NE
                           Suite 264
                                   Albuquerque, NM 87109
                           Tel: (505) 797-9230
                           Fax: (505) 797-9232

                           If to the Sellers:

                           At the respective addresses of the Sellers set forth on Schedule 1 hereto.

                           CARCORP, INC.
                           C/O Michael J. DeMeo
                           2600 NW 55 Court, Suite 234
                           Ft. Lauderdale, FL 33309
                           Tel: (954) 733-7775
                                    Fax: (954) 733-8886

         8.5 Entire Agreement. This Agreement, the Disclosure Schedule and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

         8.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

         8.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

         8.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

         8.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.




         HYDROX SALES CORP.


         By: /S/ Allen L. Burditt, II
            -------------------------------
         ALLEN L. BURDITT, II
         Title: President



                                           CARCORP USA,INC.


                                           /s/ Michael J. DeMeo
                                           -------------------------------------
                                           MICHAEL J. DEMEO
                                           Title: President

                                    Sellers:

                                    ----------------------------

                                    ----------------------------

                                    ----------------------------

                                    ----------------------------

                                    ----------------------------

                                   SCHEDULE I



   Seller's Name and Address Number of CARCORP Shares Number of Company Shares
                             -------------------------------------------------

                               DISCLOSURE SCHEDULE


               2.4 Financial Statements attached as Exhibit 2.4-EX